UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 16, 2024

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 16, 2024, XOMA Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kinnate Biopharma Inc., a Delaware limited liability company (“Kinnate”), and XRA 1 Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides for, among other things, (i) the acquisition of Kinnate by the Company through a cash tender offer (the “Offer”) by Merger Sub for all of Kinnate’s outstanding shares of common stock (the “Common Stock”) other than the appraisal shares for a price per share of (A) $2.3352 (the “Base Price Per Share”), payable subject to any applicable tax withholding and without interest, plus (B) an additional amount of cash of up to $0.2527 per share of Common Stock as finally determined in accordance with Section 2.01(d) of the Merger Agreement (the “Additional Price Per Share,” and together with the Base Price Per Share, the “Cash Amount”), payable subject to any applicable tax withholding and without interest, plus (C) one contingent value right (a “CVR”) per share (together with the Cash Amount, the “Offer Price”) and (ii) the merger of Merger Sub with and into Kinnate (the “Merger”) with Kinnate surviving the Merger as a wholly owned subsidiary of the Company.

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement, which is not subject to the vote of the Company’s stockholders. Under the Merger Agreement, the Company is required to commence the Offer as promptly as practicable, and in any event on or prior to 10 business days after the date of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, (i) each outstanding share of Common Stock of Kinnate (other than shares of Common Stock (A) owned by Kinnate immediately prior to the Effective Time, (B) owned by the Company, Merger Sub or any other subsidiary of the Company immediately prior to the Effective Time, (C) irrevocably accepted for purchase in the Offer or (D) held by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price, (ii) the vesting of each option to purchase shares of Common Stock from Kinnate (“Kinnate Options”) shall be accelerated and (A) each Kinnate Option that has an exercise price per share that is less than the Cash Amount (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option, (1) an amount in cash, subject to any applicable tax withholding and without interest, equal to the product of (x) the total number of shares of Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time multiplied by (y) the excess of the Cash Amount over the applicable exercise price per share for such In-the-Money Option and (2) one CVR for each share of Common Stock subject to such In-the-Money Option and (B) each Kinnate Option that is not an In-the-Money Option will be cancelled and, in exchange therefor, the holder of such cancelled Underwater Option will be entitled to receive, in consideration of the cancellation of such Underwater Option, one CVR for each share of Common Stock underlying such option, provided that each such CVR will provide for payment only after amounts otherwise payable under such CVR exceed a threshold equal to the excess of the exercise price per share of the Common Stock underlying such option over the Cash Amount, and (iii) each outstanding and unvested restricted stock unit (“Kinnate RSU”) shall vest in full and automatically be cancelled and converted into the right to receive (A) the product of (1) the total number of shares of Common Stock then underlying such Kinnate RSU multiplied by (B) the Cash Amount, subject to applicable withholding and without interest and (2) one CVR for each share of Common Stock subject to such Kinnate RSU.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered and not validly withdrawn, together with any shares of Common Stock beneficially owned by Merger Sub or any affiliate of Merger Sub, equals at least one share more than 50% of all shares of Common Stock then outstanding; (ii) Kinnate’s Closing Net Cash (as defined in the Merger Agreement) shall be at least $120,000,000 as of the expiration of the Offer; (iii) the absence of any law or other legal restraint that makes illegal the Offer or the Merger, prohibits or limits the Company’s ownership of Kinnate or its assets or imposes limitations on the Company’s rights of ownership of the Common Stock; (iv) since the date of the Merger Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in the Merger Agreement); (v) compliance by Kinnate with its covenants under the Merger Agreement; (vi) the accuracy of representations and warranties made by Kinnate in the Merger Agreement; and (vii) no termination of the Merger Agreement. The obligations of the Company and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing or making illegal the consummation of the Merger, Merger Sub will merge with and into Kinnate, with Kinnate surviving as a wholly owned subsidiary of the Company (the “Surviving Corporation”), pursuant to the procedure provided for under Section 251(h) of the

Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both Kinnate, on the one hand, and the Company and Merger Sub, on the other hand. It also contains covenants, including covenants providing for Kinnate: (i) to use commercially reasonable efforts to cause each of Kinnate and its subsidiaries to conduct its business and operations in the ordinary course of business and in a manner consistent with Kinnate’s intentions to wind down its operations; (ii) not to engage in specified types of transactions during such period; and (iii) not to incur any indebtedness, except as provided in the Merger Agreement.

The Merger Agreement contains customary termination rights for both the Company and Merger Sub, on the one hand, and Kinnate, on the other hand. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement in connection with a change in Kinnate’s Board of Director’s recommendation regarding the Merger or the transactions contemplated by the Merger Agreement, or Kinnate’s entry into an agreement with respect to a superior proposal, Kinnate will be required to pay the Company a termination fee of $3,500,000 (the “Termination Fee”). If the Merger Agreement is terminated by the Company due to a shortfall in Kinnate’s Closing Net Cash at closing, Kinnate shall reimburse the Company up to $1,250,000 of its out-of-pocket fees and expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included as Exhibit 2.1 in this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, Kinnate or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company and Merger Sub, on the one hand, and Kinnate, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and Kinnate, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Merger Sub, Kinnate or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Kinnate’s public disclosures.

Support Agreements

Concurrently with the execution of the Merger Agreement, certain beneficial owners of Common Stock entered into Support Agreements (the “Support Agreements”) with the Company and Merger Sub pursuant to which such parties agreed, among other things, to irrevocably tender the shares of Common Stock held by them and certain of their affiliates in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Common Stock subject to the Support Agreements comprise approximately 46% of the outstanding shares of Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if Kinnate’s Board of Directors votes to approve a superior proposal.

Contingent Value Rights Agreement

At or prior to the Effective Time, the Company and Merger Sub expect to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) and a representative, agent and attorney in-fact (the “Representative”) of the holders of CVRs. Each CVR will represent a contractual right to receive contingent cash payments equal to (i) 100% of net proceeds payable, if any, from any license or disposition (each, a “Disposition”) entered into by the Company prior to the Offer Closing Time in respect of all or any part of the rights, intellectual property and other assets related to exarafenib, an inhibitor for the treatment of patients with lung cancer, melanoma and other solid tumors, and/or any other pan-RAF inhibitor, and (ii) 85% of net proceeds payable, if any, from any Disposition entered into by XOMA or any of its affiliates, including the Company after the Merger, following the Offer Closing Time in respect of all or any part of the rights, intellectual property and other assets related to (A) exarafenib, (B) Kinnate’s product candidate known as KIN-3248, an inhibitor for the treatment of patients with intrahepatic cholangiocarcinoma, (C) Kinnate’s product candidate known as KIN-8741, an inhibitor with broad mutational coverage across a variety of solid tumors in which c-MET is overexpressed, (D) any product or product candidate contained in, arising from or related to the foregoing programs or (E) any other research program active at Kinnate as of the Effective Time (collectively, the “CVR Products”) that occurs within one year of the closing date (the “Disposition Period”). In the event that a Disposition of CVR Products does not occur within the Disposition Period, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. During the Disposition Period, Purchaser shall, and shall cause its subsidiaries, licensees and rights transferees to, use commercially reasonable efforts to enter into one or more disposition agreements as promptly as practicable following the Effective Time.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company, Kinnate or their respective of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The form of CVR Agreement is included herein as Exhibit C to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the CVR Agreement is qualified in its entirety by reference to the full text thereof.

Item 7.01. Regulation FD Disclosure.

On February 16, 2024, the Company issued a press release announcing the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding the anticipated timing of and closing of the proposed Offer, Merger and related transactions contemplated by the Merger Agreement (the “Transactions”). The words “estimates,” “expects,” “continues,” “intends,” “plans,” “anticipates,” “targets,” “may,” “will,” “would,” “could,” “should,” “potential,” “goal,” and “effort” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, the impact of actions of other parties with respect to the Transactions; the possibility that competing offers will be made; the outcome of any legal proceedings that could be instituted against the Company or Kinnate or their respective directors; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect the Company or Kinnate’s business and the price of their respective common stock; the failure to satisfy all of the closing conditions of the transactions contemplated by the Merger Agreement; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Transactions on the Company or Kinnate’s business, and operating results; risks that the Transactions may disrupt the Company’s current plans and business operations; risks related to the diverting of management’s attention from the Company’s ongoing business operations; general economic and market conditions and the other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023 and subsequent filings with the SEC. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Transactions and/or the Company and Kinnate’s ability to successfully complete the Transactions. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. the Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Kinnate referenced in this report has not yet commenced. This report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that the Company and its subsidiary will file with the SEC. At the time the tender offer is commenced, the Company and its subsidiary will file tender offer materials on Schedule TO, and, thereafter, Kinnate will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT

WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF KINNATE COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF KINNATE COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company’s common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.investors.xoma.com.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger between the Company, Kinnate and Merger Sub, dated February 16, 2024.

99.1	Press Release of the Company, dated February 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: February 16, 2024	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer